1 GOGORO INC. (THE "COMPANY") EXTRACT OF MINUTES OF AN ANNUAL GENERAL MEETING OF THE COMPANY HELD AT HELD AT BUILDING C, NO. 225, SEC. 2, CHANG'AN E. RD., SONGSHAN DIST., TAIPEI CITY, TAIWAN 105, AT 09:30 AM TAIPEI TIME ON 30 MAY 2023 1. RESOLUTION 3 - AMENDING ARTICLES Upon motion duly made, seconded and carried, IT WAS RESOLVED as a special resolution that Article 83 of the Amended and Restated Memorandum and Articles of Association shall be replaced in its entirely with the following: “83. The Directors shall be divided into three (3) classes designated as Class I Directors, Class II Directors and Class III Directors, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors or the Special Resolution appointing such Director, with each class serving for staggered three (3)-year terms commencing as follows: (a) at the first annual general meeting of the Company following the Listing Date, the term of office of the Class I Directors shall expire and replacement Class I Directors may be appointed in accordance with Article 85 for a full term of three (3) years. If no replacement Class I Directors are appointed in accordance with Article 85, the existing Class I Directors shall be automatically re-appointed for a further term of three (3) years; (b) at the second annual general meeting of the Company following the Listing Date, the term of office of the Class II Directors shall expire and replacement Class II Directors may be appointed in accordance with Article 85 for a full term of three (3) years. If no replacement Class II Directors are appointed in accordance with Article 85, the existing Class II Directors shall be automatically re-appointed for a further term of three (3) years; and (c) at the third annual general meeting of the Company following the Listing Date, the term of office of the Class III Directors shall expire and replacement Class III Directors may be appointed in accordance with Article 85 for a full term of three (3) years. If no replacement Class III Directors are appointed in accordance with Article 85, the existing Class III Directors shall be automatically re-appointed for a further term of three (3) years.” Certified as a true extract /s/ Walkers Corporate Limited for and on behalf of Walkers Corporate Limited

REF: JT/G2239-S11344 THE COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF GOGORO INC. (ADOPTED BY SPECIAL RESOLUTION DATED 31 MARCH 2022 AND WITH EFFECT FROM 4 APRIL 2022)

1 THE COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF GOGORO INC. (ADOPTED BY SPECIAL RESOLUTION DATED 31 MARCH 2022 AND WITH EFFECT FROM 4 APRIL 2022) 1. The name of the company is Gogoro Inc. (the "Company"). 2. The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine. 3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the "Companies Act"). 4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act. 5. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands. 6. The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them. 7. The authorised share capital of the Company is US$50,000 divided into 450,000,000 ordinary shares of a nominal or par value of US$0.0001 each, and 50,000,000 preference shares of a nominal or par value of US$0.0001 each with such rights, restrictions and preferences as may be determined from time to time by the Directors, provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly

2 provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. 8. The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

i TABLE OF CONTENTS CLAUSE PAGE TABLE A ................................................................................................................................................. 3 INTERPRETATION ................................................................................................................................. 3 PRELIMINARY ........................................................................................................................................ 5 SHARES ................................................................................................................................................. 5 ORDINARY SHARES AND PREFERENCE SHARES .............................................................................. 6 MODIFICATION OF RIGHTS .................................................................................................................. 6 CERTIFICATES ...................................................................................................................................... 7 FRACTIONAL SHARES .......................................................................................................................... 7 LIEN ........................................................................................................................................................ 7 CALLS ON SHARES ............................................................................................................................... 8 FORFEITURE OF SHARES .................................................................................................................... 8 TRANSFER OF SHARES ........................................................................................................................ 9 TRANSMISSION OF SHARES .............................................................................................................. 10 ALTERATION OF SHARE CAPITAL ...................................................................................................... 10 REDEMPTION, PURCHASE AND SURRENDER OF SHARES ............................................................. 10 TREASURY SHARES ........................................................................................................................... 11 GENERAL MEETINGS .......................................................................................................................... 12 NOTICE OF GENERAL MEETINGS ...................................................................................................... 12 PROCEEDINGS AT GENERAL MEETINGS .......................................................................................... 12 VOTES OF SHAREHOLDERS .............................................................................................................. 13

ii CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS ................................................... 14 DIRECTORS ......................................................................................................................................... 14 ALTERNATE DIRECTOR ...................................................................................................................... 15 POWERS AND DUTIES OF DIRECTORS ............................................................................................. 15 BORROWING POWERS OF DIRECTORS ............................................................................................ 17 THE SEAL ............................................................................................................................................. 17 DISQUALIFICATION OF DIRECTORS .................................................................................................. 17 PROCEEDINGS OF DIRECTORS ......................................................................................................... 17 DIVIDENDS ........................................................................................................................................... 19 ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION ..................................................... 20 CAPITALISATION OF RESERVES........................................................................................................ 21 SHARE PREMIUM ACCOUNT .............................................................................................................. 21 NOTICES .............................................................................................................................................. 22 INDEMNITY .......................................................................................................................................... 23 NON-RECOGNITION OF TRUSTS........................................................................................................ 23 WINDING UP ........................................................................................................................................ 23 AMENDMENT OF ARTICLES OF ASSOCIATION ................................................................................. 24 CLOSING OF REGISTER OR FIXING RECORD DATE ........................................................................ 24 REGISTRATION BY WAY OF CONTINUATION .................................................................................... 24 MERGERS AND CONSOLIDATION ...................................................................................................... 24 DISCLOSURE ....................................................................................................................................... 25 EXCLUSIVE FORUM ............................................................................................................................ 25

3 THE COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF GOGORO INC. (ADOPTED BY SPECIAL RESOLUTION DATED 31 MARCH 2022 AND WITH EFFECT FROM 4 APRIL 2022) TABLE A The Regulations contained or incorporated in Table 'A' in the First Schedule of the Companies Act shall not apply to Gogoro Inc. (the "Company") and the following Articles shall comprise the Articles of Association of the Company. INTERPRETATION 1. In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context: "Articles" means these articles of association of the Company, as amended or substituted from time to time. "Branch Register" means any branch Register of such category or categories of Members as the Company may from time to time determine. "Class" or "Classes" means any class or classes of Shares as may from time to time be issued by the Company. "Companies Act" means the Companies Act (as amended) of the Cayman Islands. "Designated Stock Exchange" means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to Nasdaq Capital Market. "Directors" means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof. "Listing Date" means 5 April 2022. "Memorandum of Association" means the memorandum of association of the Company, as amended or substituted from time to time. "Office" means the registered office of the Company as required by the Companies Act. "Officers" means the officers for the time being and from time to time of the Company. "Ordinary Resolution" means a resolution passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting

4 of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled. "Ordinary Share" means an ordinary share with a nominal or par value of $0.0001 each in the capital of the Company, including a fraction of such ordinary share. "paid up" means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up. "Person" means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands. "Preference Share" means a preference share with a nominal or par value of $0.0001 each in the capital of the Company, including a fraction of such preference share. "Principal Register", where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register. "Register" means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act. "Seal" means the common seal of the Company (if adopted) including any facsimile thereof. "Secretary" means any Person appointed by the Directors to perform any of the duties of the secretary of the Company. "Share" means a share in the capital of the Company. All references to "Shares" herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression "Share" shall include a fraction of a Share. "Shareholder" or "Member" means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber. "Share Premium Account" means the share premium account established in accordance with these Articles and the Companies Act. "signed" means bearing a signature or representation of a signature affixed by mechanical means. "Special Resolution" means a special resolution of the Company passed in accordance with the Companies Act, being a resolution passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled. "Treasury Shares" means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

5 2. In these Articles, save where the context requires otherwise: (a) words importing the singular number shall include the plural number and vice versa; (b) words importing the masculine gender only shall include the feminine gender and any Person as the context may require; (c) the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative; (d) reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America; (e) reference to a statutory enactment shall include reference to any amendment or re- enactment thereof for the time being in force; (f) reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and (g) reference to "in writing" shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another. 3. Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles. PRELIMINARY 4. The business of the Company may be commenced at any time after incorporation. 5. The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine. 6. The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine. 7. The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act. SHARES 8. Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

6 (a) issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and (b) grant options with respect to such Shares and issue warrants or similar instruments with respect thereto; and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. 9. The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution. 10. The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares. 11. The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason. ORDINARY SHARES AND PREFERENCE SHARES 12. The rights and restrictions attaching to the Ordinary Shares and the Preference Shares are as follows: (a) each Ordinary Share shall confer upon the holder thereof the right to receive notice of, to attend, to speak at and to vote at any general meeting of the Company and each Ordinary Share shall carry one vote; (b) each Preference Share shall confer upon the holder thereof the right to receive notice of, to attend, to speak at and to vote at any general meeting of the Company and each Preference Share shall carry such number of votes as is determined by the Directors upon the issue of such Preference Share; (c) upon the Company being placed in liquidation, dissolution or winding up (whether voluntary or involuntary), the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the Ordinary Shares and the Preference Shares in proportion to the number of Shares held by each such holder; and (d) Ordinary Shares and Preference Shares shall confer upon the Shareholder the right to participate in any declaration and payment of dividends by the Company in proportion to the number of Shares held by each such holder. MODIFICATION OF RIGHTS 13. Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares

7 of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one- third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action. 14. The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company and the rights conferred upon the holders of the Ordinary Shares shall not be deemed to be materially adversely varied or abrogated by the allotment or issue of any Preference Shares in accordance with these Articles. CERTIFICATES 15. No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise. FRACTIONAL SHARES 16. The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated. LIEN 17. The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a Share extends to any amount payable in respect of it. 18. The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

8 19. For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. 20. The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale. CALLS ON SHARES 21. The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. 22. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof. 23. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part. 24. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified. 25. The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment. 26. The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. FORFEITURE OF SHARES 27. If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. 28. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

9 29. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect. 30. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. 31. A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited. 32. A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share. 33. The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale. 34. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified. TRANSFER OF SHARES 35. Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Shareholder may transfer all or any Shares by an instrument of transfer in a usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. 36. Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors shall not unreasonably decline to register any transfer of Shares and shall, upon making any decision to decline to register any transfer of Shares, assign an appropriate reason therefor. If the Directors refuse to register a transfer of any Share the Company shall, within two (2) months after the date on which the transfer request was lodged with the Company, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. For the avoidance of doubt, it shall not be unreasonable for the Directors to decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation. 37. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares. 38. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

10 39. All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same. TRANSMISSION OF SHARES 40. The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share. 41. Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy. 42. A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. ALTERATION OF SHARE CAPITAL 43. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe. 44. The Company may by Ordinary Resolution: (a) consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; (b) convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination; (c) subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and (d) cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled. 45. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law. REDEMPTION, PURCHASE AND SURRENDER OF SHARES 46. Subject to the Companies Act, the Company may:

11 (a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine; (b) purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; (c) make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and (d) accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine. 47. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption. 48. The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share. 49. The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure. TREASURY SHARES 50. Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled. 51. No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share. 52. The Company shall be entered in the Register as the holder of the Treasury Shares provided that: (a) the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; (b) a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares. 53. Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

12 GENERAL MEETINGS 54. The Directors may, whenever they think fit, convene a general meeting of the Company. The Company shall hold an annual general meeting no later than fourteen (14) months after the Company's last annual general meeting. The Company shall specify each annual general meeting as such in the notice calling it. The annual general meeting shall be held at such time and place as the Directors shall determine. 55. The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. 56. General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least twenty-five percent (25%) of the paid up voting share capital of the Company deposited at the Office and setting out full details of the business to be conducted at such requisitioned meeting. The Directors shall convene a meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists setting out full details of the business to be conducted at the meeting, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company. 57. If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors. NOTICE OF GENERAL MEETINGS 58. At least seven days' notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit. 59. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting. PROCEEDINGS AT GENERAL MEETINGS 60. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company's auditors, and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

13 61. No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum. 62. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum. 63. If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. 64. The chair, if any, of the Directors shall preside as chair at every general meeting of the Company. 65. If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting. 66. The chair may, without the consent of such meeting, adjourn a meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 67. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. 68. A poll shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 69. In the case of an equality of votes on a poll, the chair of the meeting shall not be entitled to a second or casting vote. 70. A poll on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chair of the meeting directs. VOTES OF SHAREHOLDERS 71. Subject to any rights and restrictions for the time being attached to any Share (including the voting rights attached to the Preference Shares upon their issue), on a poll, each Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders. 72. Subject to any rights and restrictions for the time being attached to any Share (including the voting rights attached to the Preference Shares upon their issue), on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

14 73. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register. 74. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy. 75. No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid. 76. On a poll votes may be given either personally or by proxy. 77. The instrument appointing a proxy shall be in writing and signed by the appointor or its duly authorised attorney or, if the appointor is a corporation, either under Seal or by the signature of an Officer or attorney duly authorised. A proxy need not be a Shareholder. 78. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. 79. The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. 80. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. 81. All resolutions of the Shareholders shall be passed at a general meeting of the Company duly convened and held in accordance with these Articles and resolutions of Shareholders in writing in lieu of a general meeting shall not be permitted. CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS 82. Any corporation which is a Shareholder may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder. DIRECTORS 83. The Directors shall be divided into three (3) classes designated as Class I Directors, Class II Directors and Class III Directors, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors or the Special Resolution appointing such Director, with each class serving for staggered three (3)-year terms commencing as follows: (a) at the first annual general meeting of the Company following the Listing Date, the term of office of the Class I Directors shall expire and replacement Class I Directors may be appointed in accordance with Article 84 for a full term of three (3) years. If no replacement Class I Directors are appointed in accordance with Article 84, the existing Class I Directors shall be automatically re-appointed for a further term of three (3) years;

15 (b) at the second annual general meeting of the Company following the Listing Date, the term of office of the Class II Directors shall expire and replacement Class II Directors may be appointed in accordance with Article 84 for a full term of three (3) years. If no replacement Class II Directors are appointed in accordance with Article 84, the existing Class II Directors shall be automatically re-appointed for a further term of three (3) years; (c) at the third annual general meeting of the Company following the Listing Date, the term of office of the Class III Directors shall expire and replacement Class III Directors may be appointed in accordance with Article 84 for a full term of three (3) years. If no replacement Class III Directors are appointed in accordance with Article 84, the existing Class III Directors shall be automatically re-appointed for a further term of three (3) years; 84. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director 85. The Company may by Special Resolution appoint any natural person to be a Director. 86. Subject to these Articles, a Director shall hold office until such time as they are removed from office by Special Resolution. 87. The maximum number of Directors shall be seven (7). 88. The remuneration of the Directors may be determined by the Directors or by Special Resolution. 89. There shall be no shareholding qualification for Directors unless determined otherwise by Special Resolution. 90. The Directors shall have power at any time and from time to time to appoint any natural person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Special Resolution. ALTERNATE DIRECTOR 91. Any Director may in writing appoint another natural person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director's place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them. POWERS AND DUTIES OF DIRECTORS 92. Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

16 93. The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases to be a Director. 94. The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors. 95. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. 96. The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an "Attorney" or "Authorised Signatory", respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them. 97. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article. 98. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person. 99. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. 100. Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them. 101. The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder's subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

17 102. The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting. BORROWING POWERS OF DIRECTORS 103. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. THE SEAL 104. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence. 105. The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose. 106. Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company. DISQUALIFICATION OF DIRECTORS 107. The office of Director shall be vacated, if the Director: (a) becomes bankrupt or makes any arrangement or composition with their creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns their office by notice in writing to the Company; (d) is removed from office by Special Resolution; or (e) is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number). PROCEEDINGS OF DIRECTORS 108. The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think

18 fit. Questions arising at any meeting shall be decided by a majority of votes cast in respect of the matter and, for these purposes, if a Director abstains from voting on a matter, such abstention shall not be counted as a vote. In case of an equality of votes the chair shall not have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by not less than 24 hours' notice in writing to all of the Directors, provided that a meeting of the Directors may be convened on shorter notice with the agreement of all of the Directors. 109. A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. 110. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors holding office at the relevant time. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. 111. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration. 112. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement. 113. Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company. 114. The Directors shall cause minutes to be made for the purpose of recording: (a) all appointments of Officers made by the Directors; (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

19 (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors. 115. The minutes of each meeting of the Directors shall be signed by the chair of such meeting and either the secretary of such meeting or one (1) other Director present at such meeting and when the minutes of such meeting have been so signed, the meeting shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together in person or that there may have been a technical defect in the proceedings. 116. A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate. 117. The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose. 118. The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting. 119. Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting. 120. A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and, for these purposes, if a committee member abstains from voting on a matter, such abstention shall not be counted as a vote. In the case of an equality of votes the chair shall not have a second or casting vote. 121. All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director. DIVIDENDS 122. Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. 123. Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

20 124. The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. 125. Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. 126. The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable). 127. Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. 128. If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share. 129. No dividend shall bear interest against the Company. ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION 130. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors. 131. The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall be open to the inspection of the Directors. 132. The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution. 133. Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company's affairs shall only be audited if the Directors so determine and/or if required by any applicable law, rule, regulation or regulatory authority, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine. 134. The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

21 CAPITALISATION OF RESERVES 135. Subject to the Companies Act and these Articles, the Directors may: (a) resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution; (b) appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or (ii) paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit; (d) authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either: (i) the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and (e) generally do all acts and things required to give effect to any of the actions contemplated by this Article. SHARE PREMIUM ACCOUNT 136. The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share. 137. There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

22 NOTICES 138. Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders. 139. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened. 140. Any notice or other document, if served by: (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted; (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient; (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or (d) electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service. 141. Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share. 142. Notice of every general meeting of the Company shall be given to: (a) all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and (b) every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting. No other Person shall be entitled to receive notices of general meetings.

23 INDEMNITY 143. Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company's auditors) and the personal representatives of the same (each an "Indemnified Person") shall, to the fullest extent permitted by law, be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. 144. No Indemnified Person shall be liable: (a) for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or (b) for any loss on account of defect of title to any property of the Company; or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or (d) for any loss incurred through any bank, broker or other similar Person; or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person's part; or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person's office or in relation thereto; unless the same shall happen through such Indemnified Person's own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction. NON-RECOGNITION OF TRUSTS 145. Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors. WINDING UP 146. If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors' claims. 147. If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the

24 Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability. AMENDMENT OF ARTICLES OF ASSOCIATION 148. Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part. CLOSING OF REGISTER OR FIXING RECORD DATE 149. For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register. 150. In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders. 151. For the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination. 152. If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof. REGISTRATION BY WAY OF CONTINUATION 153. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company. MERGERS AND CONSOLIDATION 154. The Company may merge or consolidate in accordance with the Companies Act.

25 155. To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company. DISCLOSURE 156. The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company. EXCLUSIVE FORUM 157. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by relevant law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. 158. Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding their existence, validity, formation or termination. For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company concerning its internal affairs. This Article shall not apply to claims or causes of action brought to enforce a duty or liability created by the United States Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any other claim based on securities laws for which claim the federal district courts of the United States have exclusive jurisdiction. 159. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring depositary shares representing the Company’s shares issued pursuant to relevant deposit agreements, whether such acquisition be by transfer, sale, operation of law or otherwise, shall be deemed to have notice of, irrevocably agreed and consented to the provisions of this Article and Articles 157 and 158 above. Without prejudice to the foregoing, if any part of this Article, Articles 157 or 158 are held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected nor be impaired and this Article, Articles 157 and/or 158 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion as may be necessary so as best to give effect to the intention of the Company.